                                                                   EXHIBIT 10.19

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2



              MICROSOFT-Registered Trademark-  HOMEADVISOR/IMPROVENET
                             RELATIONSHIP AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into as of the later of the two signature dates below (the "Effective Date") by and Between IMPROVENET, INC. ("Company"), a Delaware, U.S.A. corporation, and MICROSOFT CORPORATION ("MS"), a Washington, U.S.A. corporation.

         The parties agree as follows:

1.       DEFINITIONS

         1.1 "Availability Date" means the first date on which HomeAdvisor contains a hyperlink to the Company Site as contemplated by this Agreement.

         1.2 "Company Site" means the Web site operated by or for Company, currently located on the Internet at http://www.improvenet.com, as modified from time to time to comply with the provisions of this Agreement, and future versions, upgrades, successors and replacements thereof.

         1.3 "HomeAdvisor" means the real estate related product and/or service currently named HomeAdvisor created by or for MS (including any portions, future versions, upgrades, successors and replacements thereof) that are published via the Internet or via any and all other means of electronic delivery now or hereafter known.

         1.4 "HomeAdvisor Third Party Sites" means the real estate related products and/or services created by or for MS (including any portions, future versions, upgrades, successors and replacements thereof) that are published via the Internet or via any and all means of electronic delivery (now or hereafter known) by third party Licenses under MS or third party trademarks or branding.

         1.5 "Intermediate Page" means the HomeAdvisor page created and hosted by MS that requests information from a HomeAdvisor user and then hyperlinks that user to a relevant page of the Company Site based on the information provided.

         1.6 All other initially capitalized terms shall have the meanings assigned to them in this Agreement.

2.       RIGHTS AND OBLIGATIONS OF THE PARTIES

         2.1      HOMEADVISOR RIGHTS AND OBLIGATIONS.

                  (a) MS shall use its reasonable commercial efforts to develop and operate HomeAdvisor and maintain uptime consistent with industry standards, as set forth in EXHIBIT A hereto.

                  (b) MS shall place links on HomeAdvisor to Company Site as set forth in EXHIBIT B hereto.

                  (c) MS will actively seek to drive increasing levels of traffic to the Company Site via the Home Improvement area of the HomeAdvisor Site. MS will employ reasonable commercial efforts to promote the Company Site in such manner, consistent with its marketing strategy for HomeAdvisor. Promotion options to be investigated by MS will include, but not be limited to: (a) adding links on [...***...] and [...***...] which take users to the Home Improvement area of the HomeAdvisor site; (b) pursuing promotions on [...***...] and (c) including ImproveNet in potential HomeAdvisor and [...***...] Newsletters.

                  (d) MS shall actively seek to leverage its [...***...] to sign up contractors into the ImproveNet certified network.

* CONFIDENTIAL TREATMENT REQUESTED
                                      1.

                  (e) MS shall use reasonable commercial efforts to comply with the testing and other technical specifications set forth in EXHIBIT A hereto.

                  (f) MS and Company will negotiate in good faith to have HomeAdvisor's financing section on the Company Site offered up to non-HomeAdvisor customers (e.g., Dow, Owens-Corning, etc.). This is non-exclusive, in that Company will also be able to offer links to other financing sites to Company's non-MS customers. Notwithstanding the preceding, MS HomeAdvisor's finance section will be the only financing section on the Company Site offered up to a HomeAdvisor user (which means both a user who is currently coming to the Company Site from the HomeAdvisor Site and a user who previously came to the Company Site from the HomeAdvisor Site, so long as the Company is able to track such user via a "persistent" cookie or other method), at no charge to HomeAdvisor. If the user later comes to the Company Site via a non-MSN advertising banner or a non-co-branded HomeAdvisor/Company banner or via another Company partner's site, he or she will receive the generic Company financing experience.

                  (g) Notwithstanding anything to the contrary set forth in this Agreement, any rights provided to MS under this Agreement with respect to HomeAdvisor shall also be provided without additional cost to HomeAdvisor Third Party Sites if MS and Company so elect. Revenue generated by the users sent to the Company Site via these HomeAdvisor/Third Party Sites will accrue to MS under the same terms and conditions of this Agreement unless otherwise specified.

         2.2      COMPANY RIGHTS AND OBLIGATIONS.

                  (a) Company shall use its reasonable commercial efforts to develop and operate the Company Site and maintain uptime consistent with industry standards, as set forth in EXHIBIT A hereto. MS shall first discuss with Company any proposed updates to EXHIBIT A, and will not implement such changes without Company's consent, not to be unreasonably withheld.

                  (b) Company will develop a tracking mechanism to identify HomeAdvisor referred users and be able to track their usage and Company marketing/promotional efforts associated with these unique users. Such tracking method shall be via a "persistent" cookie (or other similar method agreeable to the parties) which shall be delivered to every HomeAdvisor user on his or her first visit to the Company Site. There are situations in which Company may engage in reduced rate advertising. In any such situation where a reduction off Company's established rate card is given (i) to partners that have taken an equity interest in Company (no such agreement currently being in existence), or (ii) to persons for the beneficial interest of Company and not MS (e.g., if the Company gives away advertising, or trades advertising in exchange for advertising on another site), Company will accrue button/banner/showcase/smart lead, etc., revenue to MS at a minimum of [...***...] of Company's established rate card. In other situations not contemplated above, including, for example, in case of a volume discount, no adjustment will be made to the amounts ordinarily received by MS.

                  (c) Company will offer for sale, on terms mutually agreeable to MS and Company, bCentral web site hosting, business service packages, and desktop tools to its existing and future contractor network. This includes those services currently available and new services as they become available. Company will be paid based on existing and future commercial sales incentive programs used by bCentral. An example of the agreement terms and conditions is attached in EXHIBIT C, but these will change from time to time, and Company and bCentral will work together to reach mutually agreeable terms. This is a non-exclusive offering in that Company may also sell up to [...***...] competing services to its contractor network.

                  (d) Company shall maintain a HomeAdvisor logo and navigation structure on sessions generated via a direct link from the HomeAdvisor site (reflecting top level HomeAdvisor navigation, currently containing "home page," "getting started," "neighborhoods," "homes," "financing," "offer and closing," and "help," but likely to change, and as changed by HomeAdvisor user; and such logo and navigation structure shall contain hyperlinks to such HomeAdvisor page(s) as specified by MS. Such logo and navigation shall be

* CONFIDENTIAL TREATMENT REQUESTED

                                    2.

provided by MS, and the exact page placement thereof shall be mutually agreed upon by the parties, but must be at a minimum, located on the top third of each page on the Company Site.

                  (e) Company shall provide a monthly report to MS, within 21 days of calendar month end, setting forth the following information: (1) the number of unique HomeAdvisor users that clicked through to any areas of the Company Site (broken down to show how many users clicked through from a query box on the Intermediate Page and how many clicked through from different links throughout the HomeAdvisor site), (2) the number of page views by such users with respect to each page of the Company Site (with such pages being described in an understandable manner based on the content thereof and not by URL or IP address), and (3) the number of qualified job leads passed by the Company Site to its professionals (e.g., contractors, architects and designers).

                  (f) Company shall use reasonable commercial efforts to comply with the testing and other technical specifications set forth in EXHIBIT A hereto.

3.       MARKETING

         3.1 USE OF NAME OR MARKS. Each party hereby grants to the other the right during the term of this Agreement to use, reproduce and publish, the name and logos of the other party in the manner contemplated by this Agreement. Company must use the HomeAdvisor names and logos in accordance with the logo guidelines provided by MS from time to time (these guidelines are currently located at http://homeadvisor.msn.com/ie/help/policies.asp.). MS must use the ImproveNet names and logos in accordance with the logo guidelines provided by ImproveNet from time to time. Company shall provide Company logos in accordance with the logo specifications provided by MS. MS and Company acknowledge that nothing contained herein shall give either party any interest in any logo, trade name, trademark or service mark owned by the other party. The mark owner may terminate the foregoing license if, in its reasonable discretion, the licensee's use of the marks tarnishes, blurs or dilutes the quality associated with the marks or the associated goodwill and such problem is not cured within ten (10) days of notice of breach; alternatively, instead of terminating the license in total, the owner may specify that certain pages of the licensee's web site may not contain the marks. The licensee shall not take any action inconsistent with the owner's ownership of the marks, and any benefits accruing from use of such marks shall automatically vest in the owner.

         3.2 PRESS RELEASES. Neither party shall issue any press release relating to the relationship contemplated by this Agreement without giving the other party three business days to review and approve such release, with such approval to not be unreasonably withheld. If a party has not responded in such three business day period, the other party may issue such press release. Notwithstanding the foregoing, Company shall not issue any press release prior to the Availability Date.

4.       PAYMENTS

         4.1 FEES. Company shall pay the greater of: (1) the Minimum Annual Fee (as stated in 4.2); (2) the Unique User Referral Fee (as stated in 4.3); and (3) a [...***...] Revenue Share (as stated in 4.4).

         4.2 MINIMUM ANNUAL FEE. Company shall pay MS a minimum annual fee of $2,500,000 for year one, $2,000,000 for year two, and $1,500,000 for year three. The first two payments (total of $4,500,000) will be exchanged upon the execution of this Agreement for warrants to purchase 583,333 shares of the Company's common stock (at a per share exercise price of $13.50). The form of warrant will be identical (except for exercise price) to the form of warrant provided to MS in connection with its financing transaction occurring on or about the date of this Agreement. The third payment of $1,500,00 will be paid as follows: 50% on the first day of the third year, and 50% one hundred and twenty days following the first day of the third year.

         4.3 UNIQUE USER REFERRAL FEE: Company will accrue an obligation to MS of $2.00 per unique customer sent to the Company Site. These fees will be tallied monthly and accrue against the minimum


                                      3.

annual fees. Once such fees cumulative exceed the annual minimum, Company will start to make payment of such fees to MS 30 days following the end of each month they are accrued. The total annual user fee due under this Section
4.3 will be capped at the greater of 1.5 times the Revenue Share in 4.4, or $2,500,000 in year one, $3,000,000 in year two, and $3,750,000 in year three.

         4.4 REVENUE SHARE - COMPANY TO MS. Company shall track all gross revenues associated with each unique user sent from HomeAdvisor to the Company Site via the Intermediate Page. For the first contract year, Company will, within 15 days of the end of such contract year, calculate MS's portion ([...***...] of the total) of such gross revenues and in the event that such portion exceeds the amount described in 4.2 (Minimum Fee) or 4.3 (Unique User Referral Fee), Company shall pay the excess within 30 days of such calculation date. For the second contract year, Company will perform such calculations and make applicable payments within 15 days of the end of the first six month period and the end of the year, respectively. For the third contract year, Company will perform such calculations and make applicable payments within 15 days of the end of every three month period. The gross revenues exclude all taxes invoiced, collected or withheld, refunds, credits, rebates and other allowances annually granted (not to exceed [...***...]) and include all revenues actually received from (but not limited to):
         - Contractor Lead Fees (currently $10/lead accepted by contractors)
         - Completed Job Revenue
         - Product Showcase & Design Gallery Integration
         - Banners & Brand Buttons
         - Brochure Showcases
         - SmartLeads Emails
         - Category Message Boards

         4.5 CONTRACTOR REFERRAL FEE: Company will pay MS 25% of all gross revenues actually received by ImproveNet (excluding all taxes invoiced, collected or withheld, refunds, credits, rebates and other allowances actually granted, not to exceed 3%) from contractor signup fees for each contractor MS enlists into the ImproveNet certified network through the [...***...]. These fees are independent from the fees due under 4.1, and are due 30 days following the end of the month they are accrued.

         4.6 REVENUE SHARE - MS TO COMPANY. In the event that MS agrees to embed and host Company content on the HomeAdvisor Site, the parties shall discuss a mutually beneficial arrangements which shall include, at a minimum, payment by MS to Company of 25% of all gross revenues actually received by MS (excluding all taxes invoiced, collected or withheld, refunds, credits, rebates and other allowances actually granted, not to exceed 3%) associated with each unique user that visits pages on HomeAdvisor's site that contain Company content. This includes all revenues from banner & button advertisements on such HomeAdvisor pages, and are due 30 days following the end of the month they are accrued.

* CONFIDENTIAL TREATMENT REQUESTED

                                   4.

5.       REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

Each party hereby represents and warrants as follows: (i) it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, (iii) this Agreement is a legal and valid obligation binding upon and enforceable according to its terms, (iv) the execution, delivery and performance of this Agreement by it does not conflict with any agreement to which it is a party or by which it may be bound, and (v) its website contemplated by this Agreement (HomeAdvisor in the case of MS, and the Company Site in the case of the Company), and the services provided pursuant thereto, shall be of a high nature, grade and quality and shall comply with all applicable laws and regulations throughout the term of this Agreement.

EXCEPT AS SET FORTH ABOVE, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, A WARRANTY OF FITNESS FOR PURPOSE OR OF MERCHANTABILITY.

OTHER THAN WITH RESPECT TO AN INDEMNIFIED CLAIM UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF (OR KNOWS OR SHOULD KNOW OF) THE POSSIBILITY OF SUCH DAMAGES.

6.       INDEMNIFICATION

         6.1 INDEMNIFICATION BY MS. MS agrees to indemnify, pay the defense costs of, and hold Company, and its successors, officers, directors and employees harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including without limitation attorneys' fees) arising out of or in connection with (a) the HomeAdvisor website, (b) any claim which, taking the claimant's allegations to be



                                   5.

true, would result in a breach by MS of any of its warranties, covenants or other obligations set forth in this Agreement; and (c) any claim arising from the negligence or willful misconduct of MS.

         6.2 INDEMNIFICATION BY COMPANY. Company agrees to indemnify, pay the defense costs of, and hold MS, and its successors, officers, directors and employees harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages, including without limitation attorneys' fees), arising out of or in connection with (a) the Company Site (in the form modified for HomeAdvisor users and in the form unmodified for non-HomeAdvisor users); (b) any claim which, taking the claimant's allegations to be true, would result in a breach by Company of any of Company's warranties, covenants or other obligations set forth in this Agreement; and (c) any claim arising from the negligence or willful misconduct of Company.

         6.3 PROCEDURE. In the event of an indemnified claim hereunder, the indemnified party shall give the indemnifying party prompt notice in writing of the claim (and any failure to provide prompt notice shall relieve the indemnifying party of liability to the extent it is prejudiced by such delay) and the indemnifying party shall have sole control over its defense or settlement, except that the indemnifying party shall not settle or compromise any such matter without obtaining the indemnified party's written consent, which shall not be unreasonably withheld. The indemnified party shall have the right at its own cost and expense to employ separate counsel and participate in the defense of any claim or action.

7.       NON-DISCLOSURE

If MS and Company have entered into a Microsoft Non-Disclosure Agreement, MS and Company agree that the terms of such agreement shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein. If MS and Company have not entered into such agreement, then MS and Company agree that any and all information identified by the other as "Confidential" and/or "Proprietary," or which, under all of the circumstances ought reasonably to be treated as Confidential and/or Proprietary, will not be disclosed to any third person without the express consent of the other party for a period of three (3) years following termination of this Agreement and that neither party will make use of Confidential Information except under the terms of this Agreement. These confidentiality obligations shall not apply to any information which: (i) is or subsequently becomes available to the general public other than through a breach by the receiving party; (ii) is already known to the receiving party before disclosure by the disclosing party; (iii) is developed through the independent efforts of the receiving party; or (iv) the receiving party rightfully receives from a third party without restriction as to confidentiality or use. The restriction on disclosure shall not apply to Confidential Information that a court or governmental agency requires be disclosed, or which must be disclosed in compliance with applicable laws and regulations.

8.       DISPUTE RESOLUTION

         8.1 INFORMAL DISPUTE RESOLUTION. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement through negotiation between representatives who have authority to resolve the matter. Either party may give the other party written notice of any dispute not resolved in the normal course of business, it being understood that a notice delivered by a party pursuant to Section 10.2 below shall constitute the delivery of a written notice of dispute pursuant to this SECTION 8.1. Within five (5) days after its receipt of the notice, the receiving party shall submit to the other party a written response. The notice and response shall each include (a) a statement of the party's position and a summary of the arguments supporting that position, and (b) the name and title of the company representative who will represent that party. Within ten (10) days following delivery of the original dispute notice, the parties' respective representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. All reasonable requests for information made by either party to the other will be honored.

                                    6.

         8.2 ARBITRATION. If a dispute has not been resolved within thirty
(30) days of the disputing party's original notice under SECTION 8.1, or if the parties fail to meet within the ten (10) days following such notice under
SECTION 8.1, then either party may initiate arbitration of the dispute. The dispute shall then be submitted to mandatory and binding arbitration in San Francisco in accordance with the commercial rules and procedures of the American Arbitration Association before three arbitrators (one chosen by MS, one chosen by the Company, and the third chosen by the mutual agreement of the arbitrators chosen by MS and the Company). Judgment upon the award may be entered by any court having appropriate jurisdiction. The arbitrators shall not, however, in the case of a dispute between the parties not involving a third party claim, be empowered to aware damages in excess of compensatory damages.

         8.3 LITIGATION. The only circumstance in which a dispute between the parties will not be subject to the provision of SECTIONS 8.1 and 8.2 above, is when a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large o severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy. Except for such relief, the parties shall resolve their disputes, whether or not such relief is granted, in accordance with the provisions set forth in SECTIONS 8.1 and 8.2.

         8.4 CONTINUED PERFORMANCE. Each party agrees to continue performing its obligations under this Agreement when any dispute is being resolved under
ARTICLE 8, unless and until such obligations are terminated by the expiration or termination of this Agreement or by order of a court of competent authority under SECTION 8.2 or SECTION 8.3.

9.       TERMINATION

         9.1 TERM. The term of the Agreement shall commence on the Effective Date and shall expire on the third anniversary of the Availability Date, unless earlier terminated as provided herein.

         9.2 TERMINATION FOR CAUSE. In the event either party shall materially fail to perform or comply with the terms of this Agreement, the other party may terminate if such failure has not been remedied within 30 days of written notice thereof to the other party.

         9.3 SURVIVAL. Sections 5, 6, 7 and 10 shall survive any expiration or termination of this Agreement.

10.      GENERAL

         10.1 MISCELLANEOUS. If either MS or Company employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees an costs, including expert witness fees. Neither party may assign all or any portion of this Agreement unless the other party consents in writing, which consent will not be unreasonably withheld provided that either party may assign this Agreement without consent to any of its subsidiaries, affiliates, joint ventures, partnerships, and limited liability companies in which it has a majority interest, and to any company into which it merges if it is not the surviving entity. No partnership, joint venture, employment, agency, franchise, or other form of agreement or relationship is intended by this Agreement. The parties agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. This Agreement shall not be modified except by a written agreement dated subsequent hereto signed on behalf of the parties by their duly authorized representatives. Neither party will be liable for any default or delay in the performance of its obligations hereunder due to an act of God or other event to the extent that: 1) the non-

                                    7.

performing party is without fault in causing such default or delay; 2) such default or delay could not have been prevented by reasonable precaution; and
3) such default or delay cannot reasonably be circumvented by the non-performing party through the use of alternate sources, work around plans or other means. This Agreement, and the rights and duties of the parties arising from or relating to this Agreement or its subject matter, shall be construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions.

         10.2 NOTICES AND REQUESTS. All notices and requests in connection with this Agreement shall be deemed given as of the day they are (i) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

COMPANY:    IMPROVENET, INC.             MS:            MICROSOFT CORPORATION
            720 BAY ROAD, SUITE 200                     One Microsoft Way
            REDWOOD CITY, CA 94063                      Redmond, WA  98052-6399
Attention:  Ron Cooper                   Attention:
Fax:
Phone:
                                         with a cc to:  MICROSOFT CORPORATION
                                                        One Microsoft Way
                                                        Redmond, WA  98052-6399
                                         Attention:     Law & Corporate Affairs
                                                        Department
                                                        U.S. Legal Group
                                         Fax:

or to such other address as the party to receive the notice or request so designates by written notice to the other.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.

MICROSOFT CORPORATION                   IMPROVENET, INC.

     /s/ Brian R. Mistere                   /s/ Ronald B. Cooper
----------------------------------      ----------------------------------
By  (sign)                              By  (sign)

     Brian R. Mistere                       Ronald B. Cooper
----------------------------------      ----------------------------------
Name (Print)                            Name (Print)

     Unit Manager                           President and CEO
----------------------------------      ----------------------------------
Title                                   Title

      12/7/99                               12/7/99
----------------------------------      ----------------------------------
Date                                    Date

                                     8.

                                    EXHIBIT A

         (1) COMPETITORS - The page(s) of the Company Site served after entry from the Intermediate Page (or other links from HomeAdvisor to the Company site) shall not contain any categories, hyperlinks, advertisements, sponsorships, or other content relating to home listings of any kind (real estate broker or agent, classified, for sale by owner or otherwise), mortgage loans/services, or any other real estate related products or services. In addition, the page(s) of the Company served after entry from the Intermediate Page (or other links from HomeAdvisor to the Company site) shall not contain any categories, hyperlinks, advertisements, sponsorships, or other content from any of the following companies: [...***...] or any affiliate of any of the foregoing. In addition, during the course of this agreement, Company may not enter into a commercial relationship with [...***...] or any of [...***...] affiliates.

         (2) The parties shall use their reasonable commercial efforts to adhere to the following Development Schedule (and shall work together to revise the action items and due dates as necessary):


              Action Item                     Due Date          Owner
--------------------------------------------------------------------------------
Intermediate Page Review                     [...***...]       MS/Company
--------------------------------------------------------------------------------
Prototype functioning for HomeAdvisor
(Intermediate Page built and links
working)                                     [...***...]       MS/Company
--------------------------------------------------------------------------------
Intermediate Page & integrated
site/Company Site live date                  [...***...]       MS/Company
--------------------------------------------------------------------------------

         The current Intermediate Page live on Home Advisor, due to expire per the current agreement after [...***...], will remain intact until the relaunch on approximately [...***...] of the new Intermediate Page.

         (3) The parties shall use their reasonable commercial efforts to adhere to the following testing specifications:

         Company shall test the Company Site and MS shall test HomeAdvisor to confirm that it operates with Netscape Navigator (domestic USA) versions 4.0 and later, and that it operates with and is optimized for MS Internet Explorer (domestic USA) versions 4.0 and later, all running on leading hardware platforms, consisting of (when versions are available): MS Windows 3.1, Windows 95, Windows 98, Windows NT, the Apple Macintosh operating systems and such other platforms as the parties may mutually agree to add or remove from time to time. The parties shall mutually determine a process and software to use for communicating bugs.

         (4) The parties shall use their reasonable commercial efforts to adhere to the following specifications:

         Company with respect to the Company Site, and MS with respect to HomeAdvisor, shall each regularly monitor the operation and performance of the such site, respond to technical and customer inquiries, and conduct similar business hours and practices in a manner consistent with the rules, policies, and procedures consistent with industry standards.

         The parties shall mutually agree on communication processes for sharing and updating each other's requirements and technical teams. Each party shall make commercially reasonable efforts to adhere to a mutually agreed set of technical processes, policies, rules, and procedures for sharing schedules, screen shots, updates, schedule information, and other relevant technical information. Each party shall be

* CONFIDENTIAL TREATMENT REQUESTED

                                    9.

responsible for notifying the other in the event that it discovers a technical problem with the service of the other party.

         MS and Company shall each use commercially reasonable efforts to support increasing numbers of users, including operating sufficient servers for user traffic, and shall promptly inform the other party of the failure of relevant Web servers. Company shall operate its Web server(s) at a capacity below 30%, where capacity is calculated as a daily average of hourly samples and represents what % of the system's full capabilities are being met. Company shall have uptime of 99.5%, where uptime is defined as the portion of time when the system is accessible and available to users. Uptime shall be calculated on a monthly basis and based on daily updates. Uptime shall not include scheduled maintenance.

                                       10.

                                    EXHIBIT B

The following general guidelines will apply to the placement of hyperlinks from HomeAdvisor to the Company Site, unless both companies mutually agree otherwise. Aside from the link in (*) none of the links to Company will include branding or "ImproveNet.com" related text, but be generically referred to as "find a contractor" or "home improvement" or something to that effect. As HomeAdvisor releases new versions of its site, the exact placement, number and treatment of these links is subject to change (except for the treatment on the Intermediate Page), but this exhibit is designed to lay out the spirit of the links MS & Company will work toward implementing.

                                EFFECTIVE 12/3/99

MARKETPLACE - ImproveNet will get a logo, text description, and [...***...] guaranteed impressions in a combination of HomeAdvisor's MarketPlace and button rotation across the site.

                       EFFECTIVE APPROXIMATELY [...***...]

LINKS FROM HOMEADVISOR HOME PAGE:  http://homeadvisor.msn.com/ie
There will be a link from the HomeAdvisor home page named "Find a Professional" or "Professional Services" or something similar in the "Resources & Services" area. This will link to an "Intermediate Page."

THE INTERMEDIATE PAGES
The Company and MS will work together to create a section of integrated content similar to that found on the Home Improvement section of the site at http://homeadvisor.msn.com/ie/services/homeimprovement.asp. The Company will have a branded link and query fields (supporting navigation by type of professional, viewing designs, viewing products, and finding remodeler's resources) that take people directly to the appropriate places on the company's site. The Company will be branded with a logo link (*) with maximum pixel size of (77Wx33H) that will take users directly to the Company's home page.

LINKS FROM THE PARTNERS PAGE*:
http://homeadvisor.msn.com/ie/partnerscenter/infoproviderlist.asp. There will be one Company text link of a location and representation similar that which exists for ImproveNet.com on the Partners page as of 11/16/99.

HOMEADVISOR KEYWORDS:  http://homeadvisor.msn.com/ie/
HomeAdvisor and ImproveNet will agree upon list of keywords in the HomeAdvisor search engine. When results for keywords are returned, links to ImproveNet's "Find A Professional" area on the HomeAdvisor site will appear.

LINKS IN THE HOMEADVISOR REMODELING SECTION
HomeAdvisor's Version 4.0 (currently slated for [...***...] release) will have a [...***...] section in the [...***...] area with the following contemplated sections: [...***...] (titles and content subject to change at MS sole discretion). We will link to ImproveNet in areas that make editorial sense, with the following links currently planned (subject to change at MS sole discretion).

     - [...***...] - Within this section, we plan to have links to:

* CONFIDENTIAL TREATMENT REQUESTED

                                       11.

          -    Visit ImproveNet's Design Gallery for home improvement ideas
               < http://www.improvenet.com/dream/designgallery/index.html >
          - Make sure the contractor you've found is up to snuff with ImproveNet contractor screening
               < http://www.improvenet.com/secure/legalcredit.html >
          - Make sure your contract is legit with ImproveNet's contract review
               < http://www.improvenet.com/secure/contractorview.html >
          -    Find a Professional
               http://www.improvenet.com/tools/form/form_35.asp

     -    [...***...] - Within this section, we plan to have links to:
          -    Visit ImproveNet's DesignGallery for home improvement ideas
               < http://www.improvenet.com/dream/designgallery/index.html >
          -    Find a Professional
               http://www.improvenet.com/tools/form/form_35.asp
     -    [...***...] - Within this section, we plan to have links to:
          -    Link to Kitchen and Bath Design Showcases
               < http://www.improvenet.com/dream/designgallery/KitchenShowcase/
               KitchenShowcase.html > and
               < http://www.improvenet.com/dream/DesignGallery/BathShowcase/
               BathShowcase.html >
          -    Link to Product showcases
               < http://www.improvenet.com/dream/productshowcase/index.html >

CALCULATORS - ImproveNet's kitchen and bathroom estimator will be featured in the [...***...] section and Resources & Services calculator page. As ImproveNet develops other calculators, we will explore integrating these as appropriate.

* CONFIDENTIAL TREATMENT REQUESTED

                                       12.

                                    EXHIBIT C

                                  EXAMPLE ONLY

                               RESELLER AGREEMENT
                     LINKEXCHANGE PREMIUM MEMBERSHIP PROGRAM

         This Agreement, by and between LINKEXCHANGE, INC. ("LinkExchange"), a California corporation, and a wholly own subsidiary of Microsoft Corporation, with its principal offices at 2172nd Street, San Francisco, CA 94105, and _________________________, a ___________a corporation, with its principal offices at __________________________________ ("Company") is made and entered into as of the later of the two signature dates below (the "Effective Date"). The parties agree that Company will promote, market, offer for sale and sell to third party end users Premium Memberships in the LinkExchange Network according to the terms set forth below and the attached Standard Terms and Conditions. The Standard Terms and Conditions are incorporated into this Agreement by this reference.

1.       LAUNCH DATE:  _____________, 1999
2. TERM: Commencing on the Effective Date and terminating ____ months following the Launch Date.
3.       COMMISSIONS:
         a. SUGGESTED RETAIL PRICES (subject to change by Microsoft from time to time):

                     --------------------------- ---------------------- --------------------
                                                                            Annual Fees
                     --------------------------- ---------------------- --------------------
                     Business Membership               [...***...]          [...***...]
                     --------------------------- ---------------------- --------------------
                     Professional Membership           [...***...]          [...***...]
                     --------------------------- ---------------------- --------------------

         b.       COMPANY DISCOUNT:

                      Monthly Memberships:
                     -----------------------------------------------------------------------------------

                     -----------------------------------------------------------------------------------
                     [...***...] or less Monthly Membership                                       15%
                     -----------------------------------------------------------------------------------
                     Less than [...***...], but more than [...***...], Monthly Memberships        25%
                     -----------------------------------------------------------------------------------
                     Less than [...***...], but more than [...***...], Monthly Memberships        35%
                     -----------------------------------------------------------------------------------
                     More than [...***...] Monthly Memberships                                    45%
                     -----------------------------------------------------------------------------------

                      Annual Memberships*:
                     -----------------------------------------------------------------------------------

                     -----------------------------------------------------------------------------------
                     [...***...] or less Annual Memberships (inclusive)                           25%
                     -----------------------------------------------------------------------------------
                     [...***...] to [...***...] Annual Memberships (inclusive)                    35%
                     -----------------------------------------------------------------------------------
                     [...***...] to [...***...] Annual Memberships (inclusive)                    45%
                     -----------------------------------------------------------------------------------
                     [...***...] or more Annual Memberships (inclusive)                           50%
                     -----------------------------------------------------------------------------------

                      Pre-paid Annual Memberships:
                     -----------------------------------------------------------------------------------

                     -----------------------------------------------------------------------------------
                     [...***...] or less Pre-paid Annual Memberships (inclusive)                  35%
                     -----------------------------------------------------------------------------------
                     [...***...] to [...***...] Pre-paid Annual Memberships (inclusive)           40%
                     -----------------------------------------------------------------------------------
                     [...***...] to [...***...] Pre-paid Annual Memberships (inclusive)           45%
                     -----------------------------------------------------------------------------------
                     [...***...] to [...***...] Pre-paid Annual Memberships (inclusive)           50%
                     -----------------------------------------------------------------------------------
                     [...***...] or more Pre-paid Annual Memberships (inclusive)                  60%
                     -----------------------------------------------------------------------------------

         *Pre-paid Annual Premium Memberships will not be included when determining the discounts applicable to Annual Premium Memberships.

                                         1.

         This Agreement does not constitute an offer by LinkExchange and it will not be effective unless and until signed by both parties.

LINK EXCHANGE, INC.                       [                                ]

By                                        By
  --------------------------------          --------------------------------

Name (Print)                              Name (Print)
            ----------------------                    ----------------------

Title                                     Title
     -----------------------------              ----------------------------

Date                                      Date
    ------------------------------            ------------------------------

                                          Address
                                                 ---------------------------

                                                 ---------------------------

                                                 ---------------------------
                                          Fax:   (   )
                                                 ---------------------------

                                        2.

STANDARD TERMS AND CONDITIONS

SECTION 1.    DEFINITIONS

Terms contained in this Agreement with the initial letter capitalized will have the applicable meanings se forth below or elsewhere in this Agreement.

"Discount Rate" means the discount off of the suggested retail price set forth on the attached cover page.

"Launch Date" means the first day that the sign Up Pages may be accessed through the Company's web site by third parties.

"Link" means a hypertext link to the LinkExchange web site provided to Company by LinkExchange.

"Premium Member" means a person registering for a Premium Membership via the Sign Up Pages.

"Premium Member Terms" means the terms of use applicable to the Premium Memberships, as the same may be modified by LinkExchange from time to time.

"Premium Memberships" means on or more of the LinkExchange premium memberships currently consisting of Starter, Business and Professional memberships described at the URL http:\\premium\linkexchange.com (or any successor site). Premium Memberships may be sold or distributed by Company on a monthly or annual subscription basis. "Monthly Membership" means a Premium Membership with a month to month term. "Annual Membership" means Premium Membership with a twelve (12) month term. "Pre-paid Annual Membership" means an Annual Premium Membership for which LinkExchange has received full payment of the suggested retail price set forth on the attached cover page, less the applicable Discount Rate, prior to such membership becoming effective.

"Sign Up Pages" means pages located on one or more of Company's web sites, created pursuant to paragraph 4.2.

"Suggested Retail Price" means the suggested retail prices set forth to paragraph 3(a) of the attached cover page.

"Term" meant the period described in paragraph 6.1.

SECTION 2.    APPOINTMENT OF RESELLER

2.1 APPOINTMENT. LinkExchange hereby appoints Company, and Company hereby accepts LinkExchange's appointment, as a reseller of Premium Memberships, subject to and in accordance with the provisions of this Agreement.

2.2 LIMITATIONS. Company will promote, market, offer for sale and sell Premium Memberships solely to third party end users. Company may not offer for sale, sell or otherwise distribute Premium Memberships through a third party or sublicense any of the rights granted in this Agreement. All Premium Memberships must be sold or otherwise distributed subject to the Premium Member Terms.

SECTION 3.    REVENUES AND REPORTS

3.1 CONSIDERATION. On a monthly basis, Company will pay to LinkExchange the applicable Suggested Retail Price (as the same may be changed by Microsoft from time to time), less the applicable Discount Rate, for each Premium Membership sold or otherwise distributed by Company during such month.

3.2 DISCOUNT RATE. The Discount Rate applicable to Company for Premium Memberships is determined as follows: (a) Monthly Memberships, based upon the number of Premium Memberships paid by Company to LinkExchange during a given month; (b) Annual Memberships, based upon the number of Annual Memberships sold or distributed by Company during the Term; and (c) Pre-paid Annual Memberships, based upon the number of

                                      1.

Pre-paid Annual Premium Memberships sold or distributed by Company during the Term (but not including Annual Memberships).

3.3 PAYMENTS. Within thirty (30) days after the end of each month, Company will pay to LinkExchange in readily available funds all amounts owing to LinkExchange pursuant to paragraph 3.1.

3.4 REPORTS. Within thirty (30) days after the end of each month, Company will deliver to LinkExchange a report setting forth the number of Premium Memberships (itemized by membership type) sold or otherwise distributed by Company during such month, the number of Premium Members registered through or otherwise authorized by Company to use the Premium Member services during such month, the calculation of the amounts owing pursuant to paragraph 3.1, and such usage data as LinkExchange may specify (including, without limitation, aggregate demographic data, individual demographic data, and Sign Up Page usage data). Such reports will be delivered in the form and format specified by LinkExchange.

3.5 AUDITS. Company will keep usual and customary records and books of account relating to Premium Members, Premium Memberships sold or otherwise distributed by Company, and Company's other obligations hereunder. LinkExchange may inspect such books of account and records at Company's facilities and during Company's regular business hours upon five (5) days prior written notice in order to verify Company's compliance with this Agreement. LinkExchange will bear the cost of such inspection, except that Company will pay all reasonable costs of inspection if that inspection uncovers (a) an error of five percent (5%) or greater in the amounts payable to LinkExchange for such audited period, or (b) Company is in material breach of the Agreement. Company will promptly pay to LinkExchange any amounts deemed owing as a result of such inspection, together with all applicable interest.

3.6 TAXES. Company will bill, collect and remit to the appropriate taxing authorities all sales, use, value added, and other comparable taxes due or owing pursuant to this Agreement or the transactions contemplated hereunder (other than taxes on LinkExchange revenues), and will provide LinkExchange with proof of such payments upon request. Company is solely liable for any and all such taxes, including penalties, interest and other additions thereon. All amounts to be paid by Company to LinkExchange are exclusive of all taxes imposed by any federal, foreign, state, provincial, municipal, local and other taxing authorities, including income, franchise, excise, gross receipts, sales, use, value added, property or similar tax, now or hereafter imposed on Company.

3.7 CURRENCY. All amounts owing hereunder will be computed in United States dollar currency and paid in United States dollar currency.

3.8 INTEREST. Any amounts not paid when due under this Agreement will bear interest at the rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, whichever is less. Interest will be compounded on a monthly basis.

SECTION 4.    COMPANY OBLIGATIONS

4.1 PROMOTION. Company will use its commercially reasonable efforts to promote, market, offer for sale and sell the Premium Membership, and will cooperate with LinkExchange in promoting and marketing the Premium Memberships. Without limiting the foregoing, Company will diligently promote the Premium Memberships through all of Company's standard promotional vehicles (e.g., newsletters, welcome e-mail, banner advertising and update/news e-mail), and Company will incorporate into the home page of Company's web sites a LinkExchange Logo provided by LinkExchange, linked to the web site specified by LinkExchange. Company will submit all promotional materials prepared by or for Company related to the Premium Membership to LinkExchange for review and may not distribute such materials without LinkExchange's prior written approval.

4.2 SIGN UP PAGES. Company will create and host web pages as part of Company's web sites that permit third parties to purchase Premium
Memberships. The initial Sign Up Pages will be in the form specified by LinkExchange in writing, and all Sign Up Pages will be submitted to LinkExchange for their review and approval prior to implementation. Company may not modify the Sign Up Pages or any LinkExchange hypertext link without the prior written approval of LinkExchange. All Sign Up Pages will prominently contain a hypertext link provided

                                   2.

by LinkExchange, which link shall be placed "above the fold" in a screen act at 650 x 480 pixels (i.e., such that a user visiting the a web page containing the such link is not required to scroll in any direction to view such link).

4.3 INFORMATION. Company will obtain appropriate contact information from Premium Members, and will deliver such information to LinkExchange on a monthly basis at the time and in the form and format specified in LinkExchange. Company will inform Premium Members, in a manner that satisfies applicable laws and regulations, that information collected will be transferred to LinkExchange in connection with the Premium Memberships.

4.4 RESTRICTIONS. Company will not promote, market, offer for sale, sell or resell any product or service that competes with or may serve as a substitute (in whole or in part) for the services available through the Premium Membership program, in whole or in part ("Competing Services"). In addition, for a period of three (3) months following the expiration or termination of the Term. Company will not promote, market, offer for sale, sell or resell any Competing Services to any Premium Member. Company may not disclose information collected from Premium Members to any third party in any form that identifies such Premium Members as customers of LinkExchange or for use in connection with developing, marketing, promoting or selling Competing Services.

SECTION 5.    LINKEXCHANGE OBLIGATIONS

5.1 LINKEXCHANGE PREMIUM PROGRAM. LinkExchange will provide Company with a version of the LinkExchange Premium Membership program to be co-branded with Company's name and logos. Premium Member Terms will be at LinkExchange's sole discretion including, without limitation, the products and services to be offered within the Premium Membership program. All persons registering to become a Premium Member through the Sign Up Pages are subject to the Premium Member Terms, as the same may be modified from time to time by LinkExchange. In addition, all Premium Members are subject to acceptance in the discretion of LinkExchange.

5.2 CUSTOMER SERVICE. Subject to paragraph 4.3, LinkExchange will be responsible for technical support services relating to the Premium Membership program.

5.3 LINKEXCHANGE RIGHTS. LinkExchange is entitled to continue to offer the Premium Memberships separately from this Agreement, as LinkExchange may deem appropriate in its sole discretion. LinkExchange will further be entitled to offer and provide additional products or services directly to Premium Members and other third parties on such terms and conditions as LinkExchange may determine in its sole discretion. LinkExchange may modify or terminate the Premium Membership program at any time, in its discretion. LinkExchange (and its licensors) reserves all rights in all other code, software, logos, links and other materials provided by or on behalf of LinkExchange hereunder.

SECTION 6.    TERM AND TERMINATION.

6.1 TERM. The Term of this Agreement is set forth in paragraph 2 of the attached cover page. Upon expiration of the Term and any subsequent extension thereof, this Agreement will automatically extend for consecutive one (1) month periods, unless one party notifies the other party in writing of its intent not to renew the Agreement at least thirty (30) days prior to the expiration date of then-current Term.

6.2 TERMINATION. In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved by the parties, either party may immediately terminate this Agreement upon written notice to the other party if: (a) such other party materially breaches this Agreement and fails to cure that breach within fifteen (15) business days after written notice thereof; (b) LinkExchange terminates the Premium Membership program; (c) Company breaches paragraph 9.1; or (d) either party becomes involved or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceedings or files or has filed against it any petition under any bankruptcy, debtor relief or similar law, which petition is not dismissed within sixty (60) days of such filing, or appoints or has appointed a trustee or receiver for such party's business or ____________ or any part thereof.

                                     3.

6.3 TERMINATION PROCEDURE. Upon expiration or termination of this Agreement for any reason, Company will have no further right to market, promote, offer for sale or sell Premium Memberships. Company will cooperate in good faith with LinkExchange to transfer all Premium Member information (including, without limitation, billing information) to LinkExchange, and to facilitate an orderly transition of Premium Members to LinkExchange.

6.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason, each and every clause which by its nature is intended to survive the termination of this Agreement (including, without limitation, paragraph 4.5, 6.3 and 6.4, and paragraphs 3, 7, 8 and 9) will survive. Neither party will be liable to the other party for damages arising from or related to termination of this Agreement in accordance with this paragraph 6.

SECTION 7.    WARRANTIES AND INDEMNITY

7.1 COMPANY. Company warrants and represents that: (a) it has sufficient authority to enter into this Agreement; (b) the Sign Up Pages and all materials delivered by Company to LinkExchange pursuant to this Agreement do not infringe the copyrights, trademarks, service marks, rights of publicity or privacy, or any other intellectual property or proprietary right of any third party; (c) the Company web site and the Sign Up Pages, and all actions occurring therein, are in compliance with all applicable laws; (d) Company will comply with all applicable laws and governmental regulations related to the transactions contemplated by this Agreement; and (e) each Company web site containing a Sign Up Page include a privacy statement available to end users of such web site, and Company will adhere to the information gathering, dissemination, privacy protection and other practices specified in such privacy statement.

7.2 INDEMNIFICATION. Company will defend, indemnify and hold LinkExchange harmless from and against any loss, claim, liability, damage or expense (including, without limitation, reasonable attorneys' fees) arising from or otherwise related to any claim or action threatened or commenced against LinkExchange by a third party arising from or related to any breach or alleged breach by Company of this Agreement. LinkExchange will reasonably cooperate with Company, at Company's expense, in connection with the defense and settlement of any such claim or action, which settlement will be subject to LinkExchange's written approval which will not be unreasonably withheld. LinkExchange will have the right to employ separate counsel and participate in the defense and settlement of any such claim or action at LinkExchange's sole expense.

7.3 WARRANTY DISCLAIMER. THE LINKEXCHANGE NETWORK (INCLUDING ALL OF THE PRODUCTS AND SERVICES AVAILABLE THROUGH THE PREMIUM MEMBERSHIP) AND ANY OTHER MATERIALS OR SERVICES PROVIDED TO COMPANY PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS" AND WITH ALL DEFECTS. LINKEXCHANGE HEREBY DIS-CLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE, NONINFRINGEMENT, COMPATIBILITY, SECURITY, AND CONDITION OR OPERATION OF THE FOREGOING. COMPANY ACKNOWLEDGES THAT THE IMPRESSIONS HOSTED TO COMPANY'S SITE ARE PROVIDED BY THIRD PARTIES AND THAT LINKEXCHANGE IS NOT RESPONSIBLE FOR THE CONTENT OF SUCH ADVERTISEMENTS. IN ADDITION, LINKEXCHANGE IS NOT RESPONSIBLE FOR AND DOES NOT WARRANT THE CONTINUED OR INTERRUPTED OPERATION OF THE INTERNET. Company may not make any representations, warranties or conditions with respect to Premium Memberships, or any product or services available through the Premium Memberships, except as expressly set forth in the Premium Member Terms.

SECTION 8.    LIMITATIONS.

8.1 LIMITATION OF REMEDIES. Except to the extent arising pursuant to paragraph 7.2 or a breach of paragraph 9.1, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING DAMAGES FOR LOSS OR INTERRUPTION OF BUSINESS, PROFITS, REVENUES OR DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT, STRICT LIABILITY, PRODUCT LIABILITY OR OTHER CAUSE OF ACTION. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT LIMIT EITHER PARTY'S ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF UNDER THIS AGREEMENT.

                                    4.

8.2 LIMITATION ON DAMAGES. Except to the extent arising pursuant to paragraph
7.2 or a breach of paragraph 9.1, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT IN THE AGGREGATE FOR DAMAGES IN EXCESS OF THE AMOUNTS PROPERLY PAID, OWING AND ACCRUED TO COMPANY HEREUNDER.

SECTION 9.    MISCELLANEOUS

9.1 CONFIDENTIALITY. The parties acknowledge and agree that the LinkExchange Non-Disclosure Agreement dated as of ____________ ("NDA") entered into by and between the parties applies to this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information of LinkExchange under the NDA. Upon termination or expiration of this Agreement, Company will destroy (or upon the other party's request return) any and all confidential information and materials of LinkExchange in Company's possession or control.

9.2 NOTICES. All notices and requests in connection with this Agreement will be deemed given (a) when personally delivered, (b) when delivered by facsimile or telex, (c) the next business day following delivery to a nationally recognized courier service guarantying next-day delivery, or (d) five (5) business days after being placed in the mails of the United States, postage prepaid, certified or registered, return receipt requested, to the applicable address set forth on the attached cover page (or to such other address as the party to receive the notice or request so designates by at least ten (10) days prior written notice to the other party).

9.3 INDEPENDENT CONTRACTOR. Company is an independent contractor, and not an employee, agent, franchisee, or representative of LinkExchange. Except as otherwise specifically provided in this Agreement, Company will perform its obligations under this Agreement at its own expense. Company is not authorized to, and will not attempt to create or assume any obligation or liability, express or implied, in the name or otherwise on behalf of LinkExchange. Without limiting the generality of the foregoing, Company will not enter into any contract, agreement or commitment, make any warranty or guaranty, or incur any obligation or liability in the name or otherwise on behalf of LinkExchange. This Agreement will not be construed as creating or evidencing any franchise, agency or partnership among the parties or as imposing any franchise, agency or partnership obligation or liability on either party.

9.4 COSTS. Each party is responsible for all costs associated with fulfilling its obligations hereunder.

9.5 GOVERNING LAW. This Agreement will be governed by the laws of the State of Washington. Company hereby irrevocably consents to the personal jurisdiction of, and for any action governed by or on behalf of Company exclusive venue in the state and federal courts sitting King County, Washington, USA. In any suit or action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

9.6 ASSIGNMENT. Company may not assign this Agreement without LinkExchange's prior written approval. Any attempted assignment, sub-license, transfer, encumbrance or other disposal of this Agreement by Company without LinkExchange's prior written approval will be void and will constitute a material default and breach of this Agreement. Except as otherwise provided, this Agreement will be binding upon and will inure to the benefit of the parties' successors and lawful assigns.

9.7 HEADINGS. The section headings used in this Agreement are intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

9.8 MODIFICATION. This Agreement will not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and LinkExchange by their respective duly authorized representatives.

9.9 WAIVER. No waiver of any breach of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by the waiving party.

                                      5.

9.10 SEVERABILITY. To the extent that any provision of this Agreement conflicts with governing law, or is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (a) such provision will not be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and
(b) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together will constitute one agreement.

9.12 LANGUAGE. This Agreement has been negotiated in the English language and it is the express wish of the parties that this Agreement, and all related documents be drafted in the English language. C'est la volonte expresse des parties que la presente convention ainsi que les documents qui a y rattachment soient rediges en anglais.

9.13 ENTIRE AGREEMENT. Subject to paragraph 5.1, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications between the parties.

                                     6.